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EX-99 B. 10.(ii)

                         Consent of Independent Auditors



The Board of Directors
First MetLife Investors Insurance Company


We consent to the use of our report on the financial statements of First Cova Life Insurance Company (now known as First MetLife Investors Insurance Company) (the Company) dated March 3, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, File No. 333-96795) of First MetLife Investors Variable Annuity Account One (formerly known as First Cova Variable Annuity Account One).




/s/ KPMG LLP

Chicago, IL
October 10, 2002